                                                                    EXHIBIT 99.1

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                      ANNOUNCES THIRD QUARTER 2004 RESULTS


NEW YORK, NEW YORK, OCTOBER 28, 2004 -- Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) announced its results today for the third quarter and nine-month period ended September 30, 2004.

Revenues for the third quarter of 2004 were $38.7 million, compared to $51.2 million in the prior year's quarter. Operating loss for the third quarter was $(16.2) million, compared to an operating loss of $(6.3) million for the third quarter of 2003. Operating income before depreciation and amortization, and the amortization of non-cash stock compensation ("OIDA") for the third quarter of 2004 was a loss of $(13.5) million, compared to a loss of $(4.3) million in the same period last year. Loss per share from continuing operations was $(0.30) for the third quarter of 2004, compared to a loss per share from continuing operations of $(0.08) in the third quarter of 2003.

Sharon L. Patrick, President and Chief Executive Officer, said, "Despite the losses in the quarter, we continue to benefit from strong consumer support for our products, which offer that unique blend of `Martha Stewart' brand attributes -- inspirational `how-to' ideas translated into products that stand for quality, style, usefulness and affordability. Our stalwart customer loyalty, now coupled with the closure brought by Martha's decision, provides the foundation for early signs of a rebound. With respect to our newer brands under the `Martha Stewart' brand umbrella, during the quarter we acquired Body & Soul magazine, providing us a foothold in the burgeoning `natural living' market. We announced that we will extend our successful Everyday Food brand label, launching a new television show in January featuring an ensemble cast and recipes and techniques from the magazine, as well as increasing the magazine's rate base to 800,000, effective with the January 2005 issue. We also further expanded our popular Martha Stewart Signature (TM) furniture collections to much acclaim, winning the prestigious Elle Deco International Design Award in the category of furniture for 2004.

"We have consistently maintained throughout this period of uncertainty that MSO's circumstances and performance would begin to improve once Martha Stewart's personal legal situation reached closure.

With closure brought by Martha's decision, we are becoming increasingly more optimistic about the prospects of an advertising recovery in 2005. In addition, we also began to prepare for Martha's return in Spring 2005 with the recent announcement of our agreement with Mark Burnett, under which Mr. Burnett will advise and consult with the company regarding various television matters. This will include developing opportunities to evolve the future Martha Stewart Living daily syndicated television show. In addition, Mark Burnett Productions will develop and produce a primetime network television series to feature Martha Stewart for fall 2005. We believe these developments, taken together, demonstrate the enduring resiliency of the Company and the strength of our brand and brand labels."

THIRD QUARTER 2004 RESULTS BY SEGMENT

PUBLISHING
Revenues in the third quarter of 2004 were $22.3 million, compared to $29.1 million in the third quarter of 2003. Operating loss was $(5.6) million for the third quarter of 2004, compared to operating income of $1.3 million in the third quarter of 2003. OIDA was a loss of $(5.4) million, compared to income of $1.4 million in the third quarter of 2003. The results primarily reflect lower advertising revenue in the quarter from Martha Stewart Living magazine due to the combined effect of lower advertising pages and lower advertising rates as a result of the rate-base reduction effective with the January 2004 issue. The rate-base reduction also had the effect of reducing Martha Stewart Living subscription revenue in the quarter, although subscription revenue per copy has increased over the same period and total circulation revenue for the segment increased in the quarter. The increase in total circulation revenue was led by increased revenue from Everyday Food, which continues to experience positive consumer demand. The publishing results also include costs associated with our brand advertising campaign, which is aimed at increasing advertiser interest in our magazines while also generating consumer demand. The results also reflect our continued investment in growing Everyday Food, principally in subscriber acquisition efforts.

During the quarter we acquired the net assets of Body & Soul magazine and Dr. Andrew Weil's Self Healing newsletter for cash of $6.5 million. This acquisition provides MSO with the opportunity to both enter a new, promising market and to launch "natural living" as a new "omni" lifestyle category and brand for the company.

TELEVISION
Revenues in the third quarter of 2004 were $2.2 million, compared to $6.6 million in the third quarter of 2003. Operating loss for the third quarter of 2004 was $(1.8) million, compared to breakeven in the third quarter of 2003. OIDA was a loss of $(1.8) million for the third quarter of 2004, compared to OIDA of $0.2 million in the prior year's third quarter. The decline in revenue and profitability was principally related to the wind-down of our daily show, which stopped airing in syndication in mid-September. The original one-hour episodes are now shown exclusively on The Style Network as part of a previously announced licensing agreement. The segment was also negatively impacted by the expiration of certain other cable licensing agreements.

MERCHANDISING
Revenues in the third quarter of 2004 were $8.0 million, compared to $8.9 million in the third quarter of 2003. The decline in revenue was a result of lower sales of Martha Stewart Everyday products at Kmart. Third-quarter 2004 operating income was $4.8 million, compared to $4.6 million in the third quarter of 2003. OIDA was $4.9 million in the current period, compared to $4.7 million in the prior year's quarter. Reduced compensation costs benefited the current period results. The decline in royalty revenue from sales at Kmart in the quarter will not impact full-year results from operations, as we are paid based on guaranteed annual amounts. We are leveraging the success of Martha Stewart Signature furniture with Bernhardt with the introduction of 43 new SKUs, including additions to each of the three collections -- Lily Pond(R), Skylands(TM), and Turkey Hill(TM) -- as well as to the range of upholstery options. The new products will be available to consumers at furniture retailers nationwide in March 2005.

INTERNET/DIRECT COMMERCE
Revenues in the third quarter of 2004 were $6.2 million, compared to $6.6 million in the same period a year ago. The lower revenues in the quarter were due to lower catalog-related product sales, partially offset by higher revenue from marthasflowers, our direct-to-consumer floral business. Operating loss was $(2.7) million for the third quarter of 2004, compared to $(2.0) million in the third quarter of 2003. OIDA was $(2.4) million in the third quarter of 2004, compared to $(1.7) million in the third quarter of 2003. We continue to wind down the operations of this business, with our last catalog planned for fourth quarter. Next year, we will focus on gaining efficiencies in the content portion of our website, while expanding our flower business and continuing to drive magazine subscription orders.

CORPORATE OVERHEAD
Corporate overhead, including depreciation and amortization and the amortization of non-cash stock compensation, was $10.9 million, compared to $10.1 million in the prior year's quarter. Corporate overhead, before depreciation and amortization and the amortization of non-cash stock compensation, was $8.8 million for the third quarter of 2004 and 2003. Corporate overhead including depreciation and amortization increased primarily due to the amortization of non-cash compensation. Amortization of non-cash stock compensation expense was $1.0 million in the third quarter of 2004, compared to $0.1 million for the third quarter of 2003. The expense in the 2004 quarter principally relates to the amortization of the value of restricted stock units granted in connection with a November 2003 stock option exchange program.

DEPRECIATION AND AMORTIZATION
Depreciation and amortization was $1.7 million in the third quarter of 2004, compared to $1.9 million for the third quarter of 2003. The lower depreciation in the current quarter was a result of lower depreciation of television-studio assets that were fully depreciated in 2003.

NINE MONTH 2004 OPERATING RESULTS
Revenues for the nine months ended September 30, 2004, were $127.2 million, compared to $175.0 million for the nine months ended September 30, 2003. Operating loss was $(50.5) million for the nine months ended September 30, 2004, compared to $(8.7) million for the nine months ended September 30, 2003, while OIDA for the nine months ended September 30, 2004, was $(42.1) million, compared to $(2.2) million in the same period one year ago. For the nine-month period ending September 30, 2004, net loss from continuing operations was $(51.9) million, or $(1.05) per share, compared to a net loss from continuing operations of $(4.5) million, or $(0.09) per share, in the nine-month period ending September 30, 2003.

CHANGE IN ACCOUNTING POLICY
In the third quarter of 2004, the Company changed its accounting policy for subscription-acquisition costs in its publishing segment. The Company previously recognized as expense its estimate of annual subscription-acquisition costs ratably throughout the year. The Company will now recognize subscription-acquisition costs in the period in which the acquisition efforts take place. The change in accounting policy has no impact on full-year results of operations or earnings (loss) per share as all subscription acquisition costs will continue to be expensed in the year incurred. Additional disclosures are provided at the end of the release detailing the quarterly impact of the change.

TRENDS AND OUTLOOK
James Follo, Chief Financial and Administrative Officer, commented, "Our results for the quarter reflect our continued focus on cost reductions where appropriate, while investing in new business initiatives. OIDA was better than expected in each business segment, principally due to careful cost control as well as lower than anticipated marketing expenses. Our cash position also remains strong with a cash and short-term investment balance of approximately $151 million. We will continue to prudently deploy our significant financial resources to see us through the early stages of our rebound. Our outlook for the fourth quarter is for a loss of approximately $(0.20) per share."

BASIS OF PRESENTATION
The Company believes OIDA is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSO) is a leading provider of original "how-to" information that turns dreamers into doers, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSO is organized into four business segments: Publishing, Television, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.

The Company will host a conference call with analysts and investors at 12:00 noon ET that will be broadcast live over the Internet at www.marthastewart.com.

                                       ###

This press release contains certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "potential" or "continue" or the negative of these terms or other comparable terminology. The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include further adverse reaction to the prolonged and continued negative publicity relating to Martha Stewart by consumers, advertisers and business partners; further adverse reaction by the Company's consumers, advertisers and business partners to the outcome of Ms. Stewart's trial and related sentencing arising from a sale of non-Company stock by Ms. Stewart; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; an adverse resolution to the SEC enforcement proceeding currently underway against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company's ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors -- Howard Hochhauser, VP Finance and Investor Relations of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media -- Elizabeth Estroff, AVP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                        Three Months Ended September 30,
                    (in thousands, except per share amounts)

                                                                                  2004              2003             % change
                                                                                --------          --------          ----------
REVENUES
      Publishing                                                                $ 22,273          $ 29,147              -23.6%
      Television                                                                   2,203             6,579              -66.5%
      Merchandising                                                                8,014             8,852               -9.5%
      Internet/Direct Commerce                                                     6,201             6,602               -6.1%
                                                                                --------          --------          ----------
          Total revenues                                                          38,691            51,180              -24.4%
                                                                                --------          --------          ----------

OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                                       27,405            31,442               12.8%
     Selling and promotion                                                        12,472            11,867               -5.1%
     General and administrative                                                   12,310            12,124               -1.5%
     Amortization of non-cash stock compensation expense (a)                         991               143             -593.0%
     Depreciation and amortization                                                 1,667             1,885               11.6%
                                                                                --------          --------          ----------
          Total operating costs and expenses                                      54,845            57,461                4.6%
                                                                                --------          --------          ----------
OPERATING LOSS                                                                   (16,154)           (6,281)            -157.2%
     Interest income, net                                                            511               293               74.4%
                                                                                --------          --------          ----------
LOSS BEFORE INCOME TAX BENEFIT                                                   (15,643)           (5,988)            -161.2%
     Income tax benefit                                                              806             2,172              -62.9%
                                                                                --------          --------          ----------

                                                                                 (14,837)           (3,816)            -288.8%
LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS        --------          --------          ----------

Loss from discontinued operations                                                   (129)             (122)              -5.7%
                                                                                --------          --------          ----------

NET LOSS                                                                        $(14,966)         $ (3,938)            -280.0%
                                                                                ========          ========          ==========

LOSS PER SHARE -- BASIC AND DILUTED
      Loss from continuing operations                                           $  (0.30)         $  (0.08)
      Loss from discontinued operations                                            (0.00)            (0.00)
                                                                                --------          ---------
      Net loss                                                                  $
                                                                                   (0.30)         $  (0.08)
                                                                                ========          =========

WEIGHTED AVERAGE SHARES OUTSTANDING
       Basic                                                                      49,698            49,537
       Diluted                                                                    49,698            49,537


                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                        Three Months Ended September 30,
                                 (in thousands)

                                                                                      2004               2003            % change
                                                                                    --------           --------           -------
REVENUES
  Publishing                                                                        $ 22,273           $ 29,147            -23.6%
  Television                                                                           2,203              6,579            -66.5%
  Merchandising                                                                        8,014              8,852             -9.5%
  Internet/Direct Commerce                                                             6,201              6,602             -6.1%
                                                                                    --------           --------           -------
     Total revenues                                                                   38,691             51,180            -24.4%
                                                                                    --------           --------           -------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                          (5,404)             1,385                nm
  Television                                                                          (1,765)               203                nm
  Merchandising                                                                        4,898              4,742              3.3%
  Internet/Direct Commerce                                                            (2,437)            (1,734)           -40.5%
                                                                                    --------           --------           -------
Operating Income (Loss) before Depreciation and Amortization                          (4,708)             4,596                nm
         and Corporate Overhead
  Corporate Overhead                                                                  (8,788)            (8,849)             0.7%
                                                                                    --------           --------           -------
Operating Loss before Depreciation and Amortization                                  (13,496)            (4,253)          -217.3%

  Amortization of non-cash stock compensation expense                                   (991)              (143)          -593.0%
  Depreciation and amortization                                                       (1,667)            (1,885)            11.6%
                                                                                    --------           --------           -------

OPERATING LOSS                                                                       (16,154)            (6,281)          -157.2%

  Interest income, net                                                                   511                293             74.4%
                                                                                    --------           --------           -------

LOSS BEFORE INCOME TAX BENEFIT                                                       (15,643)            (5,988)          -161.2%

  Income tax benefit                                                                     806              2,172            -62.9%
                                                                                    --------           --------           -------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED                        (14,837)            (3,816)          -288.8%
OPERATIONS                                                                          --------           --------           -------

Loss from discontinued operations                                                       (129)              (122)            -5.7%
                                                                                    --------           --------           -------
NET LOSS                                                                            $(14,966)          $ (3,938)          -280.0%
                                                                                    ========           ========           =======

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                         Nine Months Ended September 30,
                    (in thousands, except per share amounts)

                                                                               2004               2003              % change
                                                                             ---------          ---------          ----------
REVENUES
      Publishing                                                             $  69,905          $ 102,825              -32.0%
      Television                                                                 9,436             19,782              -52.3%
      Merchandising                                                             29,706             30,943               -4.0%
      Internet/Direct Commerce                                                  18,179             21,436              -15.2%
                                                                             ---------          ---------          ----------
          Total revenues                                                       127,226            174,986              -27.3%
                                                                             ---------          ---------          ----------

OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                                     86,757            102,492               15.4%
     Selling and promotion                                                      38,845             34,714              -11.9%
     General and administrative                                                 43,696             39,959               -9.3%
     Amortization of non-cash stock compensation expense (b)                     3,471                410             -746.6%
     Depreciation and amortization                                               4,976              6,080               18.2%
                                                                             ---------          ---------          ----------
          Total operating costs and expenses                                   177,745            183,655                3.2%
                                                                             ---------          ---------          ----------
OPERATING LOSS                                                                 (50,519)            (8,669)            -482.8%

     Interest income, net                                                        1,192              1,090                9.4%
                                                                             ---------          ---------          ----------

LOSS BEFORE INCOME TAXES                                                       (49,327)            (7,579)            -550.8%
     Income tax provision (benefit)                                             (2,526)             3,080                  nm
                                                                             ---------          ---------          ----------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED
OPERATIONS                                                                     (51,853)            (4,499)           -1052.5%
                                                                             ---------          ---------          ----------

Loss from discontinued operations, net of tax benefit in 2003                     (417)              (644)              35.2%
                                                                             ---------          ---------          ----------

NET LOSS                                                                     $ (52,270)         $  (5,143)            -916.3%
                                                                             =========          =========          ==========

LOSS PER SHARE -- BASIC AND DILUTED
      Loss from continuing operations                                        $   (1.05)         $   (0.09)
      Loss from discontinued operations                                          (0.01)             (0.01)
                                                                             ---------          ---------
      Net Loss                                                               $   (1.05)         $   (0.10)
                                                                             =========          =========

WEIGHTED AVERAGE SHARES OUTSTANDING
       Basic                                                                    49,578             49,553
       Diluted                                                                  49,578             49,553

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                         Nine Months Ended September 30,
                                 (in thousands)

                                                                              2004                2003              % change
                                                                            ---------           ---------           --------
REVENUES
  Publishing                                                                $  69,905           $ 102,825             -32.0%
  Television                                                                    9,436              19,782             -52.3%
  Merchandising                                                                29,706              30,943              -4.0%
  Internet/Direct Commerce                                                     18,179              21,436             -15.2%
                                                                            ---------           ---------           --------
     Total revenues                                                           127,226             174,986             -27.3%
                                                                            ---------           ---------           --------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                  (12,880)             19,522                 nm
  Television                                                                   (7,127)              1,211                 nm
  Merchandising                                                                17,106              19,946             -14.2%
  Internet/Direct Commerce                                                     (7,050)            (14,069)             49.9%
                                                                            ---------           ---------           --------
Operating Income (Loss) before Depreciation and Amortization                   (9,951)             26,610                 nm
         and Corporate Overhead
  Corporate Overhead                                                          (32,121)            (28,789)            -11.6%
                                                                            ---------           ---------           --------
Operating Loss before Depreciation and Amortization                           (42,072)             (2,179)          -1830.8%

  Amortization of non-cash stock compensation expense                          (3,471)               (410)           -746.6%
  Depreciation and amortization                                                (4,976)             (6,080)             18.2%
                                                                            ---------           ---------           --------

OPERATING LOSS                                                                (50,519)             (8,669)           -482.8%

  Interest income, net                                                          1,192               1,090               9.4%
                                                                            ---------           ---------           --------

LOSS BEFORE INCOME TAXES                                                      (49,327)             (7,579)           -550.8%

  Income tax provision (benefit)                                               (2,526)              3,080                 nm
                                                                            ---------           ---------           --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED                 (51,853)             (4,499)          -1052.5%
OPERATIONS
                                                                            ---------           ---------           --------

Loss from discontinued operations, net of tax benefit in 2003                    (417)               (644)             35.2%
                                                                            ---------           ---------           --------
NET LOSS                                                                    $ (52,270)          $  (5,143)           -916.3%
                                                                            =========           =========           ========

                      Martha Stewart Living Omnimedia, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                                                         September 30,        December 31,
                                                                                            2004                 2003
                                                                                         ------------         -----------
ASSETS
                                                                                         (unaudited)
CURRENT ASSETS
        Cash and cash equivalents                                                          $ 112,306            $ 165,566
        Short-term investments                                                                38,891                3,100
        Accounts receivable, net                                                              15,233               39,758
        Inventories, net                                                                       8,093                7,485
        Deferred television production costs                                                      25                3,465
        Income taxes receivable                                                                  533                5,658
        Deferred income taxes, net                                                             1,270                5,024
        Other current assets                                                                   2,947                4,422
                                                                                           ---------            ---------
                            TOTAL CURRENT ASSETS                                             179,298              234,478
                                                                                           ---------            ---------
PROPERTY, PLANT, AND EQUIPMENT, net                                                           18,593               22,673
                                                                                           ---------            ---------
INTANGIBLE ASSETS, net                                                                        54,263               44,257
                                                                                           ---------            ---------
DEFERRED INCOME TAXES                                                                          3,224                3,224
                                                                                           ---------            ---------
OTHER NONCURRENT ASSETS                                                                        6,844                4,470
                                                                                           ---------            ---------
                            TOTAL ASSETS                                                   $ 262,222            $ 309,102
                                                                                           =========            =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Accounts payable and accrued liabilities                                           $  26,180            $  26,628
        Accrued payroll and related costs                                                     10,761               10,360
        Income taxes payable                                                                   1,029                  167
        Current portion of deferred subscription income                                       23,845               23,833
                                                                                           ---------            ---------
                            TOTAL CURRENT LIABILITIES                                         61,815               60,988
                                                                                           ---------            ---------
DEFERRED SUBSCRIPTION INCOME                                                                   8,342                7,133
OTHER NONCURRENT LIABILITIES                                                                   4,227                4,316
                                                                                           ---------            ---------
                           TOTAL LIABILITIES                                               $  74,384            $  72,437
                                                                                           ---------            ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Class A common stock, $0.01 par value, 350,000 shares authorized:
     20,378 and 19,628 shares issued in 2004 and 2003, respectively                              204                  196
     Class B common stock, $0.01 par value, 150,000 shares authorized:
     29,423 and 30,059 shares outstanding in 2004 and 2003, respectively                         294                  301
     Capital in excess of par value                                                          186,879              183,744
     Unamortized restricted stock                                                                  -                 (307)
     Retained earnings                                                                         1,236               53,506
                                                                                           ---------            ---------
                                                                                             188,613              237,440
     Less class A treasury stock -- 59 shares at cost                                           (775)                (775)
                                                                                           ---------            ---------
                           TOTAL SHAREHOLDERS' EQUITY                                        187,838              236,665
                                                                                           ---------            ---------
                           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $262,222            $ 309,102
                                                                                           =========            =========

                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Non- GAAP Financial Information
                        Three Months Ended September 30,
                                 (in thousands)

         The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash stock compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                                                              2004               2003
                                                                                            --------           --------
OPERATING INCOME (LOSS)
  Publishing                                                                                $ (5,577)          $  1,294
  Television                                                                                  (1,822)               (33)
  Merchandising                                                                                4,805              4,563
  Internet/ Direct Commerce                                                                   (2,685)            (1,970)
                                                                                            --------           --------
     Operating Income (Loss) before Corporate                                                 (5,279)             3,854
          Overhead
Corporate Overhead                                                                           (10,875)           (10,135)
                                                                                            --------           --------
    TOTAL OPERATING LOSS                                                                     (16,154)            (6,281)
                                                                                            --------           --------

DEPRECIATION AND AMORTIZATION
  Publishing                                                                                     146                 41
  Television                                                                                      57                236
  Merchandising                                                                                  190                166
  Internet/ Direct Commerce                                                                      248                235
  Corporate Overhead                                                                           1,026              1,207
                                                                                            --------           --------
    TOTAL DEPRECIATION AND AMORTIZATION                                                        1,667              1,885
                                                                                            --------           --------
AMORTIZATION OF NON-CASH STOCK COMPENSATION
  Publishing                                                                                      27                 50
  Television                                                                                       -                  -
  Merchandising                                                                                  (97)                13
  Internet/ Direct Commerce                                                                        -                  1
  Corporate Overhead                                                                           1,061                 79
                                                                                            --------           --------
    TOTAL AMORTIZATION                                                                           991                143
                                                                                            --------           --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND AMORTIZATION OF
     NON-CASH STOCK COMPENSATION
  Publishing                                                                                  (5,404)             1,385
  Television                                                                                  (1,765)               203
  Merchandising                                                                                4,898              4,742
  Internet/ Direct Commerce                                                                   (2,437)            (1,734)
                                                                                            --------           --------
  Operating Income (Loss) before Depreciation                                                 (4,708)             4,596
     and Amortization, Amortization of Non-
     Cash Stock Compensation and before
     Corporate Overhead
  Corporate Overhead                                                                          (8,788)            (8,849)
                                                                                            --------           --------
OPERATING LOSS BEFORE DEPRECIATION AND  AMORTIZATION AND AMORTIZATION OF NON-
     CASH STOCK COMPENSATION                                                                $(13,496)          $ (4,253)
                                                                                            ========           ========


                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Non- GAAP Financial Information
                         Nine Months Ended September 30,
                                 (in thousands)

         The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash stock compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                                                                 2004             2003
                                                                                               --------         ---------
OPERATING INCOME (LOSS)
  Publishing                                                                                   $(13,278)         $  19,247
  Television                                                                                     (7,300)              196
  Merchandising                                                                                  16,608            19,405
  Internet/ Direct Commerce                                                                      (7,790)          (14,774)
                                                                                               --------          --------
             Operating Income (Loss) before Corporate Overhead                                  (11,760)           24,074
Corporate Overhead                                                                              (38,759)          (32,743)
                                                                                               --------          --------
     TOTAL OPERATING LOSS                                                                       (50,519)           (8,669)
                                                                                               --------          --------

DEPRECIATION AND AMORTIZATION
  Publishing                                                                                        269               123
  Television                                                                                        173             1,015
  Merchandising                                                                                     570               503
  Internet/ Direct Commerce                                                                         740               726
  Corporate Overhead                                                                              3,224             3,713
                                                                                               --------          --------
    TOTAL DEPRECIATION AND AMORTIZATION                                                           4,976             6,080
                                                                                               --------          --------
AMORTIZATION OF NON-CASH STOCK COMPENSATION EXPENSE (BENEFIT)
  Publishing                                                                                        129               152
  Television                                                                                          -                 -
  Merchandising                                                                                     (72)               38
  Internet/ Direct Commerce                                                                           -               (21)
  Corporate Overhead                                                                              3,414               241
                                                                                               --------          --------
    TOTAL AMORTIZATION                                                                            3,471               410
                                                                                               --------          --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND AMORTIZATION OF
    NON-CASH STOCK COMPENSATION
  Publishing                                                                                    (12,880)           19,522
  Television                                                                                     (7,127)            1,211
  Merchandising                                                                                  17,106            19,946
  Internet/ Direct Commerce                                                                      (7,050)          (14,069)
                                                                                               --------          --------
  Operating Income (Loss) before Depreciation and                                                (9,951)           26,610
   Amortization, Amortization of Non-Cash Stock
   Compensation and before  Corporate Overhead
  Corporate Overhead                                                                            (32,121)          (28,789)
                                                                                               --------          --------
OPERATING LOSS BEFORE DEPRECIATION AND AMORTIZATION AND AMORTIZATION OF NON-CASH
    STOCK COMPENSATION                                                                         $(42,072)         $ (2,179)
                                                                                               ========          ========

                      Martha Stewart Living Omnimedia, Inc.
          Supplemental Disclosures Regarding Allocation of Amortization
                     of non-cash Stock Compensation Expense
                    Three and Nine Months Ended September 30,
                                 (in thousands)



(a) The amortization of non-cash stock compensation expense for the three month periods ended September 30, should be allocated as follows:

                                                    2004              2003
                                                 --------          ---------
  Production, distribution and editorial         $     10           $     26
  Selling and promotion                                10                 26
  General and administrative                          971                 91
                                                 --------          ---------
     TOTAL                                       $    991           $    143
                                                 ========          =========

(b) The amortization of non-cash stock compensation expense for the nine month periods ended September 30, should be allocated as follows:

                                                    2004              2003
                                                  -------           -------
  Production, distribution and editorial          $    60           $    76
  Selling and promotion                                60                76
  General and administrative                        3,351               258
                                                  -------           -------
     TOTAL                                        $ 3,471           $   410
                                                  =======           =======

                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Change in Accounting Policy For
                         Subscription Acquisition Costs
                    (in thousands, except per share amounts)



In the third quarter of 2004, the Company changed its accounting policy for subscription acquisition costs in its publishing segment. The Company previously recognized as expense its estimate of annual subscription acquisition costs ratably throughout the year. The Company will now recognize subscription acquisition costs in the period in which the acquisition efforts take place. The change in accounting policy has no impact on full year results of operations or earnings (loss) per share as subscription acquisition costs will continue to be expensed in the year incurred.

The following table reflects the impact of the accounting change on previously reported quarters for the years ended December 31, 2004 and 2003:

                                                 Three Months Ended
                                          -------------------------------

                                           March 30,            June 30,
                                             2004                 2004
                                          -----------         -----------

Net loss previously reported              $   (20,257)        $   (19,293)
Impact of change in accounting policy             776               1,469
                                          -----------         -----------
Net loss- restated                        $   (19,481)        $   (17,824)
                                          ===========         ===========

Net Loss Per Share -- Basic and
Diluted
Net loss previously reported              $     (0.41)        $     (0.39)
Impact of change in accounting policy            0.02                0.03
                                          -----------         -----------
 Net loss per share- restated             $     (0.39)        $     (0.36)
                                          ===========         ===========



                                                                    Three Months Ended
                                         ------------------------------------------------------------------------     Year Ended
                                         March 30,             June 30,           September           December         December
                                           2003                  2003              30, 2003           31, 2003         1, 2003
                                         ---------             -------            ---------           --------        ----------

Net income (loss)  previously
reported                                 $(4,506)              $   931             $(3,840)           $ 4,644           $ (2,771)
Impact of change in accounting
policy, net of income taxes                1,342                 1,029                 (98)            (2,273)                --
                                         -------               -------             -------            -------            -------
Net loss- restated                       $(3,164)              $ 1,960             $(3,938)           $ 2,371            $(2,771)
                                         =======               =======             =======            =======            =======

Net Income (Loss) Per Share -- Basic and Diluted
Net income (loss) previously
reported                                  $(0.09)              $  0.02             $ (0.08)           $  0.09            $ (0.06)
Impact of change in accounting
policy, net of income taxes                 0.03                  0.02                0.00              (0.05)                --
                                          ------               -------             -------            -------            -------

Net income (loss) per share-              $(0.06)              $  0.04             $ (0.08)           $  0.04           $  (0.06)
restated                                  ======               =======             =======            =======           ========